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                                                                 Exhibit 23(a)-3

                          THE ONE HUNDRED AND ONE FUND, INC.

                                ARTICLES OF AMENDMENT

                                          OF

                              ARTICLES OF INCORPORATION

     The One Hundred and One Fund, Inc., a Maryland

corporation (the "corporation"), hereby certifies that:

     The following amendments to the Articles of

Incorporation of the corporation were advised by the Board of

Directors of the corporation on April 20, 1990, and approved by the stockholders of the corporation at a meeting held on June 19,

1990:

     A. RESOLVED, that the first sentence of Article II of the Articles of Incorporation of the corporation be amended to read as follows:

                                      ARTICLE II
                                      ----------

               The name of this corporation is

                        BERGER ONE HUNDRED AND ONE FUND, INC.

     B. RESOLVED, that the Articles of Incorporation of the corporation be amended to add a new Section F to Article V of the Articles of Incorporation, to read as follows:

               F. The Board of Directors shall have the authority to redeem shares of the capital stock of the corporation, at a redemption price equal to the net asset value per share determined in the manner set forth in Article V, Section E, paragraph 1 hereof, if at any time the total value of the shares of capital stock held in any stockholder account is less than a minimum value that may be specified by the Board of Directors from time to time.


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     C.   RESOLVED, that the Articles of Incorporation of the corporation be amended to add a new Article XIV to read as follows:

                                     ARTICLE XIV
                                     -----------

               To the fullest extent permitted by the Maryland General corporation Law, as amended from time to time, no director or officer of the corporation shall be personally liable to the corporation or its stockholders for money damages, except to the extent such exemption from liability or limitation thereof is not permitted by the Investment Company Act of 1940, as amended from time to time. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

     D. RESOLVED, that the Articles of Incorporation of the corporation be amended to add a new Article XV to read as follows:

                                      ARTICLE XV
                                      ----------

               By the affirmative vote or concurrence of the holders of a majority of the outstanding shares of common stock of the corporation, the stockholders may take any action that, but for this Article, would require the affirmative vote or concurrence of the holders of two-thirds of the outstanding shares of common stock of the corporation under the Maryland General corporation Law.


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     IN WITNESS WHEREOF, The One Hundred and One Fund, Inc.

has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary or Assistant Secretary this 26 day of June, 1990.
                            --

                         THE ONE HUNDRED AND ONE FUND, INC.


                         By  William M. B. Berger
                           ---------------------------------
                                                  President
Attest:



Patricia M. Blaha
------------------------
Assistant Secretary



     THE UNDERSIGNED, President of The One Hundred and One Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects, under the penalties of perjury.



                                William M. B. Berger
                                -------------------------------
                                                   President


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